Exhibit 99.1

GENEREX BIOTECHNOLOGY GRANTED ADDITIONAL
TIME TO COMPLY WITH NASDAQ LISTING
REQUIREMENT

WORCESTER, Mass., July 25, 2008 (PRIME NEWSWIRE) -- Generex Biotechnology Corporation (NasdaqCM:GNBT, www.generex.com), the leader in drug delivery for metabolic diseases through the inner lining of the mouth, announced today that it has been notified by The Nasdaq Stock Market that the bid price of its common stock had closed below $1.00 for 30 consecutive business days. In accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company was granted 180 calendar days, or until January 20, 2009, to regain compliance with the Minimum Bid Price Rule. If the bid price for the Company’s common stock closes at $1.00 per share or more for 10 consecutive business days within the period provided, the Company will have achieved compliance. The Company intends to monitor the bid price for its common stock and consider options available to the Company to achieve compliance with NASDAQ listing standards.

About Generex Biotechnology Corporation
Generex is engaged in the research, development, and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company’s proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company’s proprietary RapidMist™ device.  The Company’s flagship product, oral insulin (Generex Oral-lyn™), which is available for sale in Ecuador for the treatment of patients with Type-1 and Type-2 diabetes and which was approved for sale in India in October 2007, is in Phase III clinical trials at several sites around the world.  For more information, visit the Generex website at www.generex.com.

Safe Harbor Statement

This release and oral statements made from time to time by Generex representatives concerning the same subject matter may contain “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by introductory words such as “expects,’’ “plans,’’ “intends,’’ “believes,’’ “will,’’ “estimates,’’ “forecasts,’’ “projects,’’ or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not. Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase’’ of clinical trials. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Contact:
         American Capital Ventures, Inc.
         For Generex:
         Howard Gostfrand
         305-918-7000

         CEOcast, Inc.
         Andrew Hellman
         212-732-4300